UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2016 (February 29, 2016)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 29, 2016, the Board of Directors (the “Board”) of Range Resources Corporation (the “Company”) adopted resolutions to amend and restate the Company’s Amended and Restated By-Laws (as so amended, the “By-Laws”) to implement proxy access.

In response to a stockholder proposal submitted to a vote of the Company’s stockholders in May 2015, the Company’s Board adopted new provisions to allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy.

In general, as described more fully in Section 3.4 of the By-Laws, a stockholder or group of stockholders comprised of no more than 20 unaffiliated stockholders, owning at least 3% of the outstanding common stock of the Company for at least 3 years is permitted to submit a director nominee. The maximum number of nominees is 20% of the Board or 2 whichever is greater, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The By-Laws also included changes to the notice of stockholder nominations and other provisions to account for proxy access.

The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits:

3.1	Amended and Restated By-Laws of Range Resources Corporation, as of February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
David P. Poole
Senior Vice President – General Counsel and Corporate Secretary

March 1, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Range Resources Corporation, as of February 29, 2016

4